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                                                                    Exhibit 99.2



Name
Address

Postal code and post office



Book-entry account no.

CONDITIONAL EXCHANGE OFFER FOR ALL WARRANTS IN SONERA CORPORATION

Telia AB (Telia) has made an offer to exchange all warrants issued by Sonera Corporation (Sonera) for new warrants to be issued by Telia. One new Telia warrant is being offered for one Sonera warrant. Each Telia warrant entitles the holder to subscribe for 1,5 Telia shares. The exchange offer period commences on 7 October 2002 at 9:00 a.m. Finnish time and expires on 8 November 2002 at 4:00 p.m. Finnish time unless extended by Telia. Telia is under no obligation to extend the offer period after 31 December 2002.

The exchange offer is conditional, which means that the exchange offer will be completed only if the conditions defined in the exchange offer document have been satisfied or waived. Please read the exchange offer document and the marketing brochure distributed by Telia. The exchange offer document is available at all Nordea asset management branches and on the Internet at www.nordea.fi.

IF YOU ACCEPT THE EXCHANGE OFFER

All Sonera warrants on your book-entry account will first be exchanged to Sonera exchanged warrants. One Sonera warrant entitles the holder to one Sonera exchanged warrant. After the completion of the exchange offer, the Sonera exchanged warrants on the holder's book-entry accounts will be exchanged to Telia warrants so that one Sonera exchanged warrant entitles the holder to receive one Telia warrant.

In order to validly tender your warrants, the exchange offer must be accepted in relation to all of your Sonera warrants in the book-entry account.

IF YOU ACCEPT THE EXCHANGE OFFER, PLEASE SIGN THE APPENDED ACCEPTANCE FORM AND RETURN IT IN THE ACCOMPANYING PREPAID REPLY ENVELOPE BY 5 NOVEMBER 2002 AT THE LATEST TO A NORDEA ASSET MANAGEMENT BRANCH.

The offer cannot be accepted via the Solo service on the Internet.

You may withdraw your warrants from the exchange offer during the offer period by sending a cancellation letter to a Nordea asset management branch.

Nordea does not charge any fees or commission on the exchange offer acceptance. If you decide to withdraw your shares, you will be charged a fee of 6.73 euros (incl. VAT 22%).

For the time being Nordea shall charge the annual custody fee for Finnish warrants, EUR 6.73, for the safe custody of the Sonera exchanged warrants and the new Telia warrants subscribed in the exchange. Trading is subject to the fee charged for trading in Finnish shares.

IF YOU DO NOT ACCEPT THE EXCHANGE OFFER

If we do not receive your acceptance form, we shall not take any measures. We will contact you in case of any further measures.



Yours faithfully,

Nordea Bank Finland Plc
Custody Services

NORDEA PANKKI SUOMI OYJ
Arvopaperipalvelut
2590 Liikkeeseenlaskijapalvelut
Aleksis Kiven katu 3-5  00020 NORDEA
www.nordea.fi
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                                                                 ACCEPTANCE FORM
Name
Address

Postal code and post office

                                                             X.X.2002 Date

Book-entry account number


On dd month 2002 you had xx Sonera warrants on your book-entry account no 022000xxxxxxx. If you accept the exchange offer, all Sonera warrants on your book-entry account will be exchanged to Sonera exchanged warrants. One Sonera warrant entitles the holder to one Sonera exchanged warrant. After completion of the exchange offer, each Sonera exchanged warrant on the holder's book-entry accounts will be exchanged for one Telia warrant, representing the right to subscribe for 1,5 Telia shares. Your above Sonera warrants entitle you to xxxx Telia warrants, which will be entered to your book-entry account, if you accept the exchange offer.

The exchange offer is not made to Sonera shareholders who are citizens of Australia, Hong Kong, Italy, Japan, New Zealand or South Africa or whose registered domicile is in one these countries or regions. It is not possible to accept the exchange offer from Australia, Hong Kong, Italy, Japan, New Zealand or South Africa.



I acknowledge and accept the terms and conditions of the exchange offer. I undertake to comply with the additional conditions listed in Annex F and Annex G to the exchange offer document in my relation to Telia Forlagsan AB.

I authorise Nordea to exchange ALL Sonera warrants on my above-mentioned book-entry account AT THE MOMENT OF THE EXCHANGE first to Sonera exchanged warrants and later to receive the Telia warrants on my behalf. I also authorise Nordea to transfer the ownership of the Sonera warrants to Telia.

I confirm that I am neither a resident of nor have a registered address in Australia, Hong Kong, Italy, Japan, New Zealand or South Africa.


Place and date                              Signature *)


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                                            Name in block letters **)

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Telephone number during banking hours
                                            ------------------------------------


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*) Signature of guardian(s)                 **) The name of the guardian(s)
if the shareholder is under 18 years        in block letters


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When an association accepts the exchange offer, the acceptance form must be accompanied by an extract of the minutes from a meeting of the decision-making organ.


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